EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to incorporation by reference in Central Garden & Pet Company’s Registration Statement Nos. 333-09085, 333-01238, 33-96816, 33-89216, 33-72326, 333-41931, 333-84737 and 333-83022 on Form S-8 and Registration Statement Nos. 333-05261, 333-22209 and 333-46437 on Form S-4 of our report dated December 4, 2002 appearing in this Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 28, 2002.

/s/DELOITTE & TOUCHE LLP

San Francisco, California
December 12, 2002